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                                                                   Exhibit 23.1


                        CONSENT OF ERNST & YOUNG


We consent to the reference to the incorporation by reference in the Registration Statements (Form S-8, No. 33-99740 and Form S-8, No. 333-40365) pertaining to the Power Control Technologies Inc. 1995 Stock Option Plan and the M&F Worldwide 1997 Stock Option Plan of M&F Worldwide Corp. of our report dated February 5, 1998, with respect to the consolidated financial statements and schedule of M&F Worldwide Corp. included in its Annual Report on Form 10-K for the year ended December 31, 1997.


                                                Ernst & Young LLP


March 20, 1998
New York, New York